Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N1-A of our reports dated February 16, 2011, relating to the financial statements and financial highlights which appear in the December 31, 2010 Annual Reports to Shareholders of Janus Aspen Overseas Portfolio, Janus Aspen Worldwide Portfolio, Janus Aspen Global Technology Portfolio, Janus Aspen Flexible Bond Portfolio, Janus Aspen Balanced Portfolio, Janus Aspen Enterprise Portfolio, Janus Aspen Forty Portfolio, Janus Aspen Janus Portfolio and the Janus Aspen Perkins Mid Cap Value Portfolio, (nine of the ten portfolios constituting Janus Aspen Series) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement. In addition, we consent to the reference to us under the heading “Independent Registered Public Accounting Firm” for the Janus Aspen Dynamic Allocation Portfolio.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
April 28, 2011